UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
February 16, 2009

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number

000-51660	CapitalSouth Bancorp	Delaware	63-1026645

2340 Woodcrest Place
Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)
(205) 870-1939
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 16, 2009, Mr. Irby J. Thompson notified the Board of Directors of CapitalSouth Bancorp (the “Company”) of his intent to voluntarily resign as a director of the Company’s Board of Directors effective February 16, 2009. Mr. Thompson’s resignation from the Company’s Board of Directors is not the result of any disagreement between the Company and Mr. Thompson concerning Mr. Thompson personally or any matter relating to the Company’s operations, policies or practices.
ITEM 8.01 Other Events
Effective February 18, 2009, Alabama Bankers Bank, N.A. (the “Lender”), extended the maturity date of that certain promissory note with the Lender, the outstanding balance of which is approximately $1.8 million (the “Note”), from February 18, 2009 to March 20, 2009. The Company and the Lender previously had extended the maturity date of the Note from January 18, 2009 to February 18, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITALSOUTH BANCORP

February 18, 2009	By:	/s/ Carol W. Marsh

Carol W. Marsh Senior Vice President, Secretary and Chief Financial Officer